UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2017

Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213)745-0500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Herbalife Ltd. (the “Company”) held its 2017 Annual General Meeting of Shareholders on April 27, 2017 (the “Meeting”). The proposals voted upon at the Meeting and the final results of the shareholder vote on each proposal are set forth below. Each of the proposals is summarized in greater detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2017.

(1) Election of directors.

	For	Against	Abstain	Broker Non-votes
Michael O. Johnson	72,900,921	495,740	96,811	8,823,480
Jeffrey T. Dunn	73,019,387	354,526	119,559	8,823,480
Richard P. Bermingham	72,179,374	1,194,349	119,749	8,823,480
Pedro Cardoso	72,443,383	953,064	97,025	8,823,480
Dr. Richard Carmona	72,315,720	1,080,558	97,194	8,823,480
Jonathan Christodoro	72,090,408	1,282,445	120,619	8,823,480
Keith Cozza	72,652,372	720,261	120,839	8,823,480
Hunter C. Gary	71,805,634	1,566,314	121,524	8,823,480
Jesse A. Lynn	72,709,626	663,812	120,034	8,823,480
Michael Montelongo	73,188,234	184,229	121,009	8,823,480
James L. Nelson	73,209,604	162,994	120,874	8,823,480
Maria Otero	72,081,870	1,290,413	121,189	8,823,480
John Tartol	72,308,752	1,087,668	97,052	8,823,480

(2) Approval, on an advisory basis, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-votes
64,706,766	8,653,368	133,338	8,823,480

(3) Approval, on an advisory basis, the frequency of shareholder advisory votes on the Company’s executive compensation.

1 Year	2 Year	3 Year	Abstain	Broker Non-votes
73,263,757	52,635	80,100	96,980	8,823,480

(4) Ratification of the Company’s independent registered public accountants for the Fiscal Year ending December 31, 2017.

For	Against	Abstain	Broker Non-votes
81,863,111	320,158	133,683	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

May 2, 2017	By:	/s/ John G. DeSimone
	Name:	John G. DeSimone
	Title:	Chief Financial Officer